EXHIBIT 99.1

Taleo Completes Acquisition of Vurv

Combined Company Increases Scale, Product Breadth and Market Leadership

Taleo Corporation (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced the completion of its acquisition of Vurv Technology, Inc. This acquisition enhances Taleo's leadership position in talent management and gives the company additional scale, resources and expertise to meet the growing market need for talent management solutions.

As a result of the acquisition, Taleo now serves over 3,400 customers around the world, including 48 of the Fortune 100, and more than 2,800 small and medium-sized businesses. In addition, Taleo is enriched with a broader product set, an expanded development team and a stronger international presence.

"The addition of Vurv's employees, products and domain expertise will enable us to enhance our solutions for customers, increase efficiencies and significantly expand our opportunities for growth," said Michael Gregoire, Chairman and CEO of Taleo. "This acquisition reinforces our leadership position and commitment to delivering continued innovation to our growing customer base. The combined power of Taleo and Vurv will allow customers to better leverage the benefits of a unified talent management platform, providing a cohesive view of recruiting, performance, succession, and compensation to drive improved business results."

Taleo will begin the integration of Vurv's employees, domain expertise and intellectual property, and the support of Vurv's products to ensure a smooth transition that will deliver increased value for customers, partners and investors. For more information, see http://www.taleo.com/vurv/.

About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand unified talent management solutions that empower organizations of all sizes, around the world to assess, acquire, develop and align their workforce for improved business performance. More than 3,400 organizations use Taleo, including 48 of the Fortune 100, for talent acquisition and performance management, with over two million users hiring 3.6 million employees from 86 million candidates in more than 190 countries and territories. Known for its strong configurability and usability, Taleo's talent management platform runs on a world-class infrastructure and offers 99.9% availability.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the expected benefits of the acquisition to: Taleo's leadership and market position; Taleo's scale, resources and expertise; Taleo's efficiencies and growth opportunities; Taleo's products and services; and Taleo's customers. Any forward-looking statements contained in this press release are based upon Taleos historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleos expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including risks related to (1) difficulties in integrating Vurv Technology and its products, services and employees into Taleo and achieving expected synergies, (2) Taleo's ability to retain key employees, (3) whether the market for Taleo's products and services grows as anticipated and Taleo's ability to compete successfully, (4) Taleo's ability to deliver new products and services and to acquire and renew customers, and (5) other factors affecting the operation of the respective businesses. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo's Annual Report on Form 10-K, as filed with the SEC on March 14, 2008, Part II, Item 1A of Taleo's Quarterly Report on Form 10-Q, as filed with the SEC on May 12, 2008, and in other reports filed by Taleo with the SEC.

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Media Contact: Jaime Spuhler Taleo Corporation (904) 493-8851 e-mail: jspuhler@taleo.com	Investor Relations Contact: Carolyn Bass Market Street Partners 415.445.3232 e-mail: ir@taleo.com